As filed with the Securities and Exchange Commission on March 4, 2022.
Registration No. 333-262692
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM F-4/A
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
Waldencast plc*
(Exact Name of Registrant as Specified in Its Charter)
Cayman Islands*	6770	98-1575727
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)
10 Bank Street, Suite 560
White Plains, NY 10606
(917) 546-6828
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)
Michel Brousset
Chief Executive Officer
c/o Waldencast Acquisition Corp.
10 Bank Street, Suite 560
White Plains, NY 10606
(917) 546-6828
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:
Paul T. Schnell, Esq. Gregg A. Noel, Esq. Maxim O. Mayer-Cesiano, Esq. Michael J. Schwartz, Esq. Skadden, Arps, Slate, Meagher & Flom LLP One Manhattan West New York, NY 10001 (212) 735-3000	R. Scott Shean, Esq. B. Shayne Kennedy, Esq. Andrew Clark, Esq. Phillip S. Stoup, Esq. Latham & Watkins LLP 650 Town Center Drive, 20th Floor Costa Mesa, CA 92626 (714) 540-1235	Daniel J. Espinoza, Esq. W. Stuart Ogg, Esq. Goodwin Procter LLP 601 Marshall Street Redwood City, California 94062 (650) 752-3100
Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this registration statement is declared effective and all other conditions to the Business Combination described in the enclosed proxy statement/prospectus have been satisfied or waived.
If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box:  ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer”, “accelerated filer”, “smaller reporting company”, and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☐
Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐
If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:
Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)  ☐
Exchange Act Rule 14d-l(d) (Cross-Border Third-Party Tender Offer)  ☐
The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the SEC, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE
The sole purpose of this amendment on Form F-4/A to the registration statement of Waldencast plc, a Jersey public limited company (the “Company”), is to include the delaying amendment pursuant to Rule 473 of the Securities Act of 1933 (which was inadvertently left off of the original filing). We have not made any updates to the original Form F-4 to reflect any information or events occurring subsequent to the date of filing of the original Form F-4.

SIGNATURES
Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of White Plains, State of New York, on the 4th day of March, 2022.
WALDENCAST ACQUISITION CORP.

By:	/s/ Michel Brousset
Name:	Michel Brousset
Title:	Chief Executive Officer
Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:
Signature	Title	Date

/s/ Michel Brousset	Chief Executive Officer and Director (Principal Executive Officer and Principal Accounting Officer)	March 4, 2022
Michel Brousset

*	Executive Chairman of the Board of Directors	March 4, 2022
Felipe Dutra

*	Chief Financial Officer and Chief Technology Officer (Principal Financial Officer)	March 4, 2022
Tassilo Festetics

*	Chief Operating Officer	March 4, 2022
Hind Sebti

*	Director	March 4, 2022
Sarah Brown

*	Director	March 4, 2022
Juliette Hickman

*	Director	March 4, 2022
Lindsay Pattison

*	Director	March 4, 2022
Cristiano Souza

*	Director	March 4, 2022
Zack Werner

*	Director	March 4, 2022
Aaron Chatterley
*  The undersigned does hereby sign this registration statement on behalf of the above-indicated person pursuant to the power of attorney executed by such person.
By:	/s/ Michel Brousset
	Name:	Michel Brousset
	Title:	Chief Executive Officer
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AUTHORIZED REPRESENTATIVE
Pursuant to the requirements of the Securities Act, as amended, the undersigned, the duly authorized representative in the U.S. of Waldencast Acquisition Corp. has signed this registration statement on March 4, 2022.
WALDENCAST ACQUISITION CORP.

By:	/s/ Michel Brousset
Name:	Michel Brousset
Title:	Chief Executive Officer
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